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                                                                      EXHIBIT 11



    The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations:

                                THREE MONTHS ENDED MARCH 31, 1998            THREE MONTHS ENDED MARCH 31, 1997
                            -----------------------------------------   ------------------------------------------
                                INCOME         SHARES       PER SHARE       INCOME          SHARES      PER SHARE
                             (NUMERATOR)    (DENOMINATOR)    AMOUNT      (NUMERATOR)    (DENOMINATOR)     AMOUNT
                            --------------  -------------   ---------   -------------   -------------   ----------
                            (in thousands)                              (in thousands)
BASIC EPS

    Income before items
      below                   $    3,767      5,874,054      $ 0.64        $  1,210       3,446,735      $ 0.35
    Preferred Securities          (1,872)                     (0.32)          (454)                       (0.13)
                              ----------                     ------        -------                       ------
    Net Income                $    1,895                     $ 0.32        $   756                       $ 0.22
                              ==========                     ======        =======                       ======

EFFECT OF DILUTIVE
SECURITIES
    Options                                     336,473                                     344,175
    Warrants                                  1,571,087                                   1,455,609

DILUTED EPS

    Income before items
      below                   $    3,767      7,781,614      $ 0.48        $  1,210       5,246,519      $ 0.23
    Preferred Securities          (1,872)                     (0.24)          (454)                       (0.09)
                              ----------                     ------        -------                       ------
    Net Income                $    1,895                     $ 0.24        $   756                       $ 0.14
                              ==========                     ======        =======                       ======